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                                                                 EXHIBIT (23)(E)
                          CONSENT OF THE MERITAS GROUP
     We hereby consent to the use of our firm's name in the Form S-4
Registration Statement (Form S-4), Prospectus -- Proxy Statement, and any amendments thereto (Amendments) regarding our opinion with regard to fairness from a financial point of view (Fairness Opinion) in connection with the acquisition of American Bancshares, Inc. (American
Bancshares) by First Union Corporation. We further consent to the filing of our Fairness Opinion as an Exhibit in the Form S-4 for filing with the Securities and Exchange Commission.
                                  Very truly yours,
                                  (Signature of The Meritas Group, Inc.)
                                  The Meritas Group, Inc.
Chapel Hill, North Carolina
March 10, 1994